Exhibit 99.2

UCP Announces Proposed Offering of Senior Notes due 2021

San Jose, California, October 14, 2016 (BUSINESS WIRE)—UCP, Inc. (NYSE: UCP) announced today that its primary operating subsidiary, UCP, LLC, and UCP Finance Corp., a wholly-owned finance subsidiary (together with UCP, LLC, the “Issuers”), intend to commence a private offering of $200.0 million aggregate principal amount of their Senior Notes due 2021 (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of UCP, LLC’s existing and future subsidiaries.

The Issuers intend to use the net proceeds from this offering to repurchase or repay substantially all of the outstanding debt of UCP, Inc. and its subsidiaries, including UCP, Inc.’s 8.5% senior notes due 2017, and for general corporate purposes, including the acquisition and development of land and home construction.

The Notes and the related guarantees will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the Notes will be made only by means of a private offering memorandum.

About UCP, Inc.

UCP, Inc. is a homebuilder and land developer with expertise in residential land acquisition, entitlement, and development, as well as home design, construction and sales. UCP, Inc. operates in the States of California, Washington, North Carolina, South Carolina and Tennessee. UCP, Inc. designs and builds single-family homes for a variety of lifestyles and budgets through its wholly-owned subsidiary, Benchmark Communities, LLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” “goal,” “intend,” “continue” or other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, those described in the “Risk Factors” section of UCP, Inc.’s most recent Annual Report on Form 10-K, as may be updated from time to time in UCP, Inc.’s periodic filings with the Securities and Exchange Commission (the “SEC”), all of which are available free of charge on the SEC’s website at www.sec.gov.

Any forward-looking statement made by UCP, Inc. herein, or elsewhere, speaks only as of the date on which it was made. New risks and uncertainties come up from time to time, and it is impossible for UCP, Inc. to predict these events or how they may affect it. UCP, Inc. expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Source: UCP, Inc.

Investor Relations:

Investorrelations@unioncommunityllc.com

408-207-9499 Ext. 476

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